EXHIBIT 10.30(c)
NOTE: THIS DOCUMENT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED. PORTIONS OF THIS DOCUMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAVE BEEN REDACTED AND ARE MARKED HEREIN BY “***”. SUCH REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO THE CONFIDENTIAL TREATMENT REQUEST.
Execution Version
SECOND AMENDMENT TO LEASE
(Rancho Santa Fe)
     THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of September 30, 2006 to be effective as of the Effective Date (as defined hereinbelow) by and between SYUFY ENTERPRISES, L.P., a California limited partnership (“Landlord”), and CENTURY THEATRES, INC., a California corporation (“Tenant”).
R E C I T A L S:
     A. Landlord and Century Theatres of Nevada, Inc., a Nevada corporation (“Original Tenant”), entered into a certain Lease dated as of September 30,1995 (the “Original Lease”), for certain premises located at the “Rancho Santa Fe” project in Las Vegas, Nevada.
     B. The Original Lease has been previously amended by that certain First Amendment to Lease dated as of September 1, 2000 (the “First Amendment”); the Original Lease as heretofore amended is referred to herein as the “Lease”).
     C. Tenant has succeeded to the interests and assumed the obligations of Original Tenant as the lessee under the Lease.
     D. Landlord and Tenant now desire to further amend the Lease, upon the terms and conditions set forth in this Amendment.
     NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby modified and amended, and Landlord and Tenant hereby agree, as follows:
     1. Recitals Incorporated; Certain Defined Terms. The Recitals set forth above are incorporated into this Amendment and shall be deemed terms and provisions hereof, the same as if fully set forth in this Paragraph 1. Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Lease.
     2. Effectiveness. The parties are entering into this Amendment in connection with the contemplated acquisition of all the outstanding capital stock of Century Theatres, Inc. by Cinemark Holdings, Inc. and Cinemark USA, Inc. (the “Acquisition”) pursuant to a Stock Purchase Agreement dated as of August 7, 2006 (the “Stock Purchase Agreement”). This Amendment shall become automatically effective upon, and only upon, the closing of the Acquisition (the “Effective Date”). In the event the Acquisition is not consummated and the Stock Purchase Agreement is terminated, this Agreement shall become void ab initio and of no force and effect.
     3. Initial Term of Lease. Notwithstanding anything to the contrary in the Lease, the Initial Term of the Lease shall expire on ***
     4. Elimination of Extension Options. Section 2.03 of the Lease shall be deemed deleted and shall be of no further force or effect. Tenant shall not have any right or option to extend the term of the Lease beyond the Initial Term (as amended above) and all references in the Lease to the “Renewal Terms” shall be deemed deleted and of no further force or effect.
     5. Permitted Use and Operations. From and after the Effective Date, Tenant shall be permitted to use and operate the Leased Premises as and only as: any lawful retail or retail/entertainment use, and/or for surface parking; provided, however, in no event shall Tenant be permitted to operate the Leased Premises as a motion picture theater complex, or otherwise for the commercial exhibition of motion pictures, films, videos or images including, without limitation, so-called specialty theaters (e.g., I-Max, I-Works and Showscan-type theaters, and ride/simulator theaters), or for any use which violates any recorded restrictions affecting the Premises.
     6. No Obligation To Continuously Operate. Notwithstanding anything to the contrary in the Lease or otherwise, Landlord hereby acknowledges that Tenant shall not be required to continuously operate and open for business in or from the Premises and any election by Tenant to cease operations at the Premises shall not constitute a default or breach of the terms and conditions of the Lease.
     7. Surrender and Demolition. The obligation of Tenant to demolish improvements on the Premises pursuant to the final sentence of Section 15.02(E) of the Lease (Paragraph G. of the First Amendment) shall apply (if at all) only to alterations and/or improvements (if any) that are installed upon the Premises by Tenant after the Effective Date.
     8. Notices. The notices provisions of the Lease, as the case may be, shall be deemed deleted in their entirety and replaced with the following:
     (a) Except as otherwise expressly and specifically in this Lease provided, a bill, demand, statement, consent, notice or other communication (“notice”) which either party may desire or be required to give to the other party shall be deemed sufficiently given or rendered if in writing, delivered personally to the party to be charged therewith or sent by certified mail (return receipt requested) or private express mail courier service (postage or delivery or courier fees fully prepaid) addressed to such party at the addresses set forth in subparagraph (c) below (including the addresses for copies of notices) and/or at such other address(es) as such party shall designate to the other party by notice given as herein provided. If Landlord is notified of the identity and address of Tenant’s Leasehold Mortgagee, Landlord shall give such party any notice served upon Tenant hereunder to the last known address of such Leasehold Mortgagee as provided by Tenant to Landlord by certified mail or private express courier service. If Tenant is notified of the identity and address of Landlord’s mortgagee, Tenant shall give such mortgagee any notice served upon Landlord hereunder to the last known address of such mortgagee as provided by Landlord to Tenant, by certified mail or private express courier service.
     (b) Any notice given in accordance with the foregoing provisions of this Section shall be deemed effective upon the earlier of (i) if the notice is personally delivered, the date actually received by intended recipient, (ii) if the notice is sent by certified mail, five (5) days after the same is mailed, or (iii) if the notice is sent by private overnight courier service (e.g., Federal Express. DHL or similar courier), one (1) day after the same is delivered to or picked up by such courier. Rejection or refusal to accept a notice or the inability to deliver same because of a changed address of which no notice was given shall be deemed to be a receipt of the notice sent.
          (c) Addresses for Notices to Landlord and Tenant.
          Notices are to be delivered, mailed or couriered to the following address(es):

To Landlord:	Syufy Enterprises, L.P.
150 Pelican Way
San Rafael, California 94901
Attention: President

with a copy to:	Syufy Enterprises, L.P.
150 Pelican Way
San Rafael, California 94901
Attention: General Counsel

and a copy to:	DLA Piper
203 North LaSalle
Suite 1900
Chicago, IL 60601
Attention: David Sickle, Esq.

To Tenant:	Century Theatres, Inc.
c/o Cinemark, Inc.
3900 Dallas Parkway
Suite 500
Plano, TX 75093
Attention: Legal Department
          Tenant and Landlord may change their respective addresses for purposes of this section by giving written notice of such change to the other.
     9. Miscellaneous Amendments. Notwithstanding anything contained herein to the contrary, whenever any of the terms “Leased Premises”, “Demised Premises” or “Premises” (and whether or not capitalized) is used herein, it shall be understood to mean the “premises leased hereby”; and whenever the term “Entire Premises” is used herein (and whether or not capitalized), it shall be understood to mean all of the contiguous land and buildings owned by Landlord at this location, which include the premises leased hereby; and any and all references to “Syufy Enterprises, L.P., a California limited partnership” (with or without L.P. in the name and whether or not limited partnership is capitalized) shall be understood to mean Landlord. The term “Non-leased Premises” shall mean the Entire Premises less the Leased Premises.
     10. Effect of Amendment. The Amendment modifies and amends the Lease, and the terms and provisions hereof shall supersede and govern over any contrary or inconsistent terms and provisions set forth in the Lease. The Lease, as previously amended and as hereby further amended and modified, remains in full force and effect and is hereby ratified and confirmed. All future references in the Lease to the “Lease” shall mean and refer to the Lease, as amended and modified by this Amendment.
[Signatures Appear on Next Page]

     IN WITNESS WHEREOF, Landlord, and Tenant have executed this Amendment as of the date herein above provided.
Landlord:

SYUFY ENTERPRISES, L.P., a California limited partnership

By:	/s/ Joseph Syufy
Name:
Title:

Tenant:

CENTURY THEATRES, INC., a California corporation
By:	/s/ Raymond W. Syufy
Name:
Title: